Exhibit (j)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the references to our firm in the Post-Effective Amendment #11 to the Registration Statement on Form N-1A of The Weiss Fund and to the use of our report dated January 12, 2001 on the financial statements and financial highlights of Weiss Treasury Only Money Market Fund and Weiss Millennium Opportunity Fund, each a series of The Weiss Fund. Such financial statements, financial highlights and report of independent certified public accountants appear in the 2000 Annual Report to Shareholders and are incorporated by reference in the Registration Statement and Prospectus.



                                                            TAIT, WELLER & BAKER



Philadelphia, Pennsylvania
April 30, 2001

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Shareholders and Board of
Trustees of The Weiss Fund

         We have  audited  the  accompanying  statements  of net assets of Weiss
Treasury Only Money Market Fund and Weiss Millennium Opportunity Fund (the "Funds"), each a series of The Weiss Fund, as of December 31, 2000, and the related statements of operations, the statements of changes in net assets and the financial highlights for the periods indicated thereon. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2000 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Weiss Treasury Only Money Market Fund and Weiss Millennium Opportunity Fund as of December 31, 2000, the results of their operations, the changes in their net assets and the financial highlights for the periods presented, in conformity with accounting principles generally accepted in the United States of America.



TAIT WELLER & BAKER
Philadelphia, Pennsylvania
January 12, 2001